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                                                                EXHIBIT 10.6

                           "Confidential Treatment"

Kellwood Company  File No. 1-7340
Exhibit 10.6 to Form 10-K

This copy of the Agreement for Services between Kellwood Company and Electronic Data Systems Corporation is being filed pursuant to the requirements of Item 14 of Form 10-K and Item 601 of Regulation S-K





                                  AGREEMENT

                                     FOR

                                  SERVICES

                                   BETWEEN

                              KELLWOOD COMPANY

                                     AND

                     ELECTRONIC DATA SYSTEMS CORPORATION





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                                 AGREEMENT
                                    FOR
                                 SERVICES


      THIS AGREEMENT FOR SERVICES, dated as of June 21, 1996 (the "Agreement") is between Kellwood Company, a Missouri corporation, ("Kellwood") and Electronic Data Systems Corporation, a Delaware corporation ("EDS"). Kellwood and EDS agree as follows:


               ARTICLE I.  AGREEMENT, TERM AND DEFINITIONS

      1.1   Agreement.  During the Term, EDS will supply to Kellwood, and
            ---------
            Kellwood will purchase from EDS, Kellwood's requirements for those services described in this Agreement, all upon and subject to the terms and conditions specified in this Agreement.

      1.2   Term of Agreement.  The term of this Agreement will begin on
            -----------------
            July 1, 1996 (the "Effective Date") and continue until the eighth year anniversary of the Effective Date. The date on which this Agreement expires due to passage of time is referred to in this Agreement as the "Expiration Date". This Agreement may be terminated prior to the Expiration Date in accordance with
            Article X. The terms and conditions of this Agreement will govern the period of the Exit Transition (as defined in Section 10.4).

      1.3   Defined Terms.  As used in this Agreement, the following terms
            -------------
            have the meanings set forth below.

      (a) "Access" means the enjoyment of physical and legal use and operation of Software in order for EDS to provide Services.

      (b) "EDS Software" means any Software which is owned by EDS (and not proprietary to any other party) and operated by EDS in connection with the performance of Services.

      (c) "EDS-Vendor Software" means any Software which is proprietary to any party other than EDS or Kellwood and which is licensed to EDS. EDS-Vendor Software is identified on Schedule 1.3(c).
                                                 ---------------

      (d) "Kellwood Software" means any Software which is owned by Kellwood (and not proprietary to any other party) and which is to be operated by or on behalf of Kellwood. Kellwood Software is identified on Schedule 1.3(d), in accordance with information
                          ---------------
            and schedules provided by Kellwood and refined by EDS.

      (e) "Kellwood-Vendor Software" means any Software which is proprietary to any party other than Kellwood or EDS and which is licensed to Kellwood. Kellwood-Vendor Software is identified on
            Schedule 1.3(e), in accordance with information and schedules
            ---------------
            provided by Kellwood and refined by EDS.

      (f)   "Services" means the services provided by EDS under Article III.

      (g) "Software" means computer programs together with input and output formats, program listings, narrative descriptions, operating instructions, and supporting documentation and shall include the tangible media upon which such programs and documentation are recorded. Except as otherwise provided in this agreement, Software includes any enhancements, translations, modifications, updates, new releases, and other changes.


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

      (h) "Statement of Work" or "SOW" means that document attached to this Agreement as Schedule 3.1, in which obligations of EDS and
                        -------------
            Kellwood are set forth in detail.

      Other capitalized terms used in this Agreement are defined in the Agreement from time to time.


                   ARTICLE II.  PERSONNEL AND MANAGEMENT

2.1   Management.  During the term of this Agreement, to enable EDS to
      ----------
      perform the Services, EDS and Kellwood will each dedicate sufficient personnel to carry out its obligations under this Agreement and will perform those obligations on a timely basis. Account Management will be provided as described in Schedule 3.1, Statement of Work, at Section
                               ------------
      1.6.

2.2   Executive Steering Committee.  On or before the Effective Date, EDS
      ----------------------------
      and Kellwood will each give the other written notice of the names of three members of their respective management staff (inclusive of the EDS Relationship Executive and the Kellwood Representative), and those six people will serve on an executive steering committee (the "Executive Steering Committee"). Kellwood will designate one of its members on the Executive Steering Committee to act as the chairman of the Executive Steering Committee. The Executive Steering Committee will be responsible for (i) generally overseeing the performance of each party's obligations under this Agreement, (ii) making strategic decisions for Kellwood in respect of [confidential treatment requested] for information technology, and (iii) ensuring that EDS is given the consistent support and environment to use EDS' methodologies to improve Kellwood's information technology. Kellwood and EDS each may from time to time replace the members of its management staff serving on the Executive Steering Committee with other members of its management staff, except that the EDS Relationship Executive and the Kellwood Representative will be members of the Executive Steering Committee throughout the Term. Kellwood and EDS may mutually agree to increase or decrease the size of the Executive Steering Committee or to change the qualifications of who may serve on the Executive Steering
      Committee.

2.3   Meetings.  Within 30 days after the Effective Date, the parties will
      --------
      mutually determine an appropriate set of periodic meetings to be held by representatives of Kellwood and EDS. At a minimum, these meetings will include the following:

      (a) A monthly meeting among operational personnel to discuss ongoing issues relating generally to daily performance and planned or anticipated activities and changes; and

      (b) A quarterly Executive Steering Committee meeting to review the performance report, the project schedule report, the changes report, and such other matters as appropriate.

2.4   Transition of Kellwood Personnel.
      --------------------------------

      (a) On or prior to the Effective Date, EDS will offer employment, effective the start of business on the Effective Date, to the IS employees of Kellwood identified in Schedule 2.4 ("Transition of
                                                ------------
            Kellwood Personnel") at the respective compensation levels set forth in that Schedule and in accordance with EDS' normal employment policies.

      (b) Kellwood has not and will not make any representation, promise, or other communication, whether written or oral, to the Transitionable Employees regarding employment with EDS, or the employment benefits, plans, or practices of EDS without obtaining the prior written consent of EDS. Any "stay" bonus offered to a Transitionable Employee by Kellwood will be the financial responsibility of Kellwood.



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

2.5   Financial Responsibility for EDS Personnel.  EDS will pay for
      ------------------------------------------
      personnel expenses, including wages, of its employees performing the Services.

2.6   Hiring of Employees.  During the Term and for a period of 12 months
      -------------------
      thereafter, Kellwood will not solicit, directly or indirectly, for employment or employ any employee of EDS involved in the performance of EDS Services under this Agreement, without the prior written consent of EDS; [confidential treatment requested].

2.7   Consents.  EDS has acquired prior to the Effective Date any consents,
      --------
      including third-party consents, which it may be required by any party, including third parties, to obtain with respect to this Agreement or its obligations under this Agreement. Kellwood will use reasonable best efforts to acquire prior to the Effective Date any consents, including third-party consents, which it may be required by any party, including third parties, to obtain with respect to this Agreement or its obligations under this Agreement and, with respect to any such consents which are not acquired prior to the Effective Date, will acquire such consents as soon thereafter as possible. Each party will, during the term of this Agreement, acquire any further such consents which may be required. When approval, agreement, permission, acceptance, consent or similar action by either EDS or Kellwood is required by any provision of this Agreement, such action will not be unreasonably delayed or withheld.


                ARTICLE III.  SERVICES TO BE PERFORMED BY EDS

3.1   EDS Services.  During the term of this Agreement EDS will provide to
      ------------
      Kellwood the Services described in the Statement of Work attached as
      Schedule 3.1 to this Agreement.
      ------------

3.2   Additional Services.  EDS will provide Kellwood such additional
      -------------------
      services as Kellwood and EDS agree, on terms mutually agreed upon by EDS and Kellwood in writing (when agreed, "Additional Services"). EDS and Kellwood will enter into separate task orders (when signed by both parties, a "Task Order"), which will be governed as Services by the terms and conditions of this Agreement.

      (a) EDS will provide Kellwood a proposal for performing additional services including a description of and charges for the scope of work. Kellwood may accept or reject an EDS proposal in its sole discretion. If Kellwood accepts an EDS proposal, the parties will negotiate in good faith to agree upon a task order describing the services, applicable payments and resources, and any additional terms and conditions.

       (b) If Kellwood rejects an EDS proposal, Kellwood will offer EDS the right of first refusal as described in Section 4.4. If EDS elects not to exercise that right of first refusal, Kellwood may elect to perform the services using its employees or outside contractors, upon written permission of EDS to the extent that such services involve EDS Equipment, EDS Software or EDS-Vendor Software, so long as the services do not impair EDS' ability to perform its obligations under this Agreement. In accordance with Section 2.7, such permission will not be withheld unreasonably. For a third party to obtain the right to Access EDS Software, the third-party will be required to enter into a non-disclosure and non-competition agreement with EDS. EDS will cooperate with Kellwood and its employees and/or contractors to permit the performance of additional services by Kellwood employees or contractors. If such cooperation requires EDS resources beyond those otherwise provided for the Monthly Charge (as defined in Section 8.1), the assistance will be provided as Additional Services, for an additional charge.

3.3   Capacity Requirements.  Those Kellwood business units as of the
      ---------------------
      Effective Date which are included in the scope of this Agreement are set forth on Schedule 3.3 ("Kellwood Business Units"). Services to be
               ------------
      provided under the Statement of Work will account for reasonable aggregate Kellwood business growth of [confidential treatment requested] as of the Effective Date, with no individual Kellwood Business Unit growth greater than

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      [confidential treatment requested] those services.  Capacity demand increase caused by growth of a Kellwood Business Unit greater than [confidential treatment requested] will be significant and may require a Change Request (ref. Section 8.3) or Task Order (ref. Section 3.2), as appropriate.


                     ARTICLE IV.  KELLWOOD OBLIGATIONS

4.1   Facilities and Related Services.  At each of its facilities where EDS
      -------------------------------
      personnel are performing Services, Kellwood will provide EDS with space comparable to that of Kellwood staff of the same reporting level, including a conference or other room suitable for a training room, telephone and office-related equipment, supplies, and parking as EDS requires in connection with performance of the Services. Kellwood will provide premises security services in Kellwood's premises and will give EDS access to such premises 24 hours a day, seven days a week.
      Kellwood represents and warrants to, and agrees with, EDS that all facilities provided by Kellwood under this Agreement (i) are and will be free of health and safety hazards, (ii) comply with and will be maintained in compliance with all applicable local, state, and federal laws, including, but not limited to, the Americans with Disability Act, and (iii) meet and will meet such reasonable operational, environmental, and safety requirements as EDS may communicate from time to time to Kellwood for the proper operation and maintenance of the Services.

4.2   Kellwood Operational Obligations.  Kellwood will establish, in
      --------------------------------
      coordination with EDS, appropriate data processing priorities for Kellwood. Kellwood will cooperate with EDS by making available, as reasonably requested by EDS, such facilities, management decisions, personnel, information, approvals, and acceptances so that EDS may timely perform Services. Kellwood acknowledges that the performance of Services by EDS requires the support and cooperation of Kellwood, including as described in the Statement of Work. Kellwood will establish measures which will be carefully designed to reinforce desired outcomes, to help ensure that the Kellwood organization focuses on and achieves results associated with the services described in this Agreement.

4.3   Kellwood Financial Obligations.  Kellwood will retain responsibility
      ------------------------------
      and pay all costs and expenses including without limitation depreciation or installment payments as applicable, insurance, maintenance and taxes, in order for EDS to perform the Services, its expenses for items such as [confidential treatment requested] (each, a "Kellwood Retained Expense"). Within 120 days after the Effective Date, Kellwood and EDS will identify Kellwood Retained Expenses and attach that list to this Agreement as Schedule 4.3. EDS will assist Kellwood in managing
                   ------------
      Kellwood Retained Expenses. In addition to Kellwood Retained Expenses and any other financial responsibilities of Kellwood expressly provided in this Agreement, Kellwood will pay all costs and expenses related to each item which is to be provided by Kellwood hereto and for which the [confidential treatment requested] the items set forth in Section 4.1.

4.4   Right of First Refusal.  During the term of this Agreement, Kellwood
      ----------------------
      hereby grants to EDS a right of first refusal to provide services similar to those described in the SOW that are not expressly provided for by this Agreement before obtaining such services from a third-party.  During the first three contract years, this right of first refusal will apply to services similar to those set forth in
      Schedule 3.1, the SOW.  From July 1, 1999 throughout the term of this
      ------------
      Agreement, the right of refusal will apply only to information technology-related services such as those set out in Sections 1 and 2.4 of the SOW, including areas such as those identified in Sections 1 and 2.4.2 which are not included as of the Effective Date. Kellwood and EDS will work together in the Request for Proposal process, and EDS will bid at the same time as third-party bidders. In connection with such right of first refusal, Kellwood will provide EDS with information relating to the request by Kellwood for those services (including, but not limited to, information regarding the time period within which the third party offered to provide the services and the price at which such services were offered). Prior to advising Kellwood whether EDS will exercise right of first refusal, EDS will be permitted the same amount of time to review such information and material as the third-party was provided to prepare its offer. EDS may exercise such right of first refusal if
      (i) EDS offers to provide such services within the same time period as

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      that proposed by the third-party, and (ii) EDS offers such services at the same price as, or a better price than, that of the third-party. If EDS exercises this right of first refusal, Kellwood will obtain those services from EDS, and, if EDS does not exercise such right of first refusal, Kellwood may obtain the services from the third-party. If Kellwood obtains such services from a third-party, any Software provided by such third-party that will be operated by EDS must conform to, and be compatible with, the then-current operating environment in the facilities from which EDS is providing Services and must be compliant with any applicable EDS operating standards, confidentiality standards and procedures. In addition, Kellwood will ensure that any third-party-provided services or Software will not (a) interfere with the ability of EDS to provide Services or Additional Services or (b) increase the costs of EDS associated with such provision of Services and Additional Services.


               ARTICLE V.  EQUIPMENT AND RELATED AGREEMENTS

5.1   Kellwood-Owned Equipment.  During the Term, Kellwood will furnish to
      ------------------------
      EDS, for EDS' use at no charge, the equipment owned by Kellwood that is listed on the attached Schedule 5.1 in accordance with information
                             ------------
      and schedules provided by Kellwood and refined by EDS (the "Kellwood-Owned Equipment"), which Kellwood-Owned Equipment will remain the property of Kellwood and a Kellwood Retained Expense.

5.2   Kellwood-Leased Equipment.  During the term of this Agreement,
      -------------------------
      Kellwood will furnish to EDS, for EDS' use at no charge, the equipment leased by Kellwood that is listed on the attached Schedule 5.2 in
                                                        ------------
      accordance with information and schedules provided by Kellwood and refined by EDS (the "Kellwood-Leased Equipment"). Kellwood-Leased Equipment is a Kellwood Retained Expense.

5.3   Third-Party Approvals.  Kellwood will take all actions reasonably
      ---------------------
      necessary to obtain any consents, approvals, or authorizations from third parties necessary for EDS to lawfully access, operate, and use (at or from any location where Services are to be provided) the Kellwood-Owned Equipment and the Kellwood-Leased Equipment, including without limitation the payment of all costs and expenses associated therewith. Kellwood hereby appoints EDS as its single point of contact for all matters pertaining to the Kellwood-Owned Equipment and the Kellwood-Leased Equipment and will promptly notify all appropriate third parties of such appointment. The Kellwood Representative may at any time exercise control over EDS' actions with respect to such third parties.

5.4   Return of Kellwood Equipment.  Upon the expiration or termination of
      ----------------------------
      this Agreement, EDS will return each item of Kellwood-Owned Equipment and Kellwood-Leased Equipment to Kellwood in substantially the same condition it was in when initially provided to EDS, reasonable wear and tear excepted.

5.5   Provision of EDS Equipment.  "EDS Equipment" means equipment owned or
      --------------------------
      leased by EDS.  Such equipment will be identified on Schedule 5.5.
                                                           ------------
      Notwithstanding the location of the EDS Equipment at a Kellwood facility or failure to list any item of EDS Equipment on Schedule 5.5,
                                                               ------------
      all right, title and interest in and to any EDS Equipment will be and remain in EDS, and Kellwood will have no interest in that EDS Equipment.

      (a)   Use of EDS Equipment by EDS Employees.  The Relationship
            -------------------------------------
            Executive may provide EDS Equipment for use by EDS employees on behalf of Kellwood, [confidential treatment requested].

      (b)   Provision of EDS Equipment to Kellwood.  EDS may, upon mutual
            --------------------------------------
            agreement with Kellwood as to equipment and charges (if any), provide to Kellwood certain EDS Equipment at mutually agreed location(s). Kellwood, with the advice of EDS, will prepare and maintain, at Kellwood's cost and expense, any Kellwood facility in which the EDS Equipment will be installed in accordance with the manufacturers' specifications and all applicable codes, statutes, regulations and standards.



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      (c)   Installation of EDS Equipment.  EDS will arrange for, and will
            -----------------------------
            determine the mode of, the transportation and installation of each item of EDS Equipment to such location(s) as may be mutually agreed to by the parties. In the event that Kellwood relocates any Kellwood facility in which EDS Equipment may be installed, Kellwood will be responsible for the relocation costs of the EDS Equipment.

      (d)   Maintenance of EDS Equipment.  EDS will be responsible for
            ----------------------------
            maintenance of all EDS Equipment after installation at a Kellwood location; provided, however, that Kellwood will be responsible for all costs and expenses of repair or replacement to correct any damage to EDS Equipment or any part thereof (reasonable wear and tear excepted) caused by Kellwood, its employees, or its agents or invitees (exclusive of EDS).

5.6   Return of EDS Equipment.  Upon the expiration or any termination of
      -----------------------
      this Agreement, Kellwood will make the EDS Equipment at any Kellwood facility available to EDS for pickup; provided, however, that if at expiration or termination Kellwood is not delinquent in its payments to EDS under this Agreement, Kellwood may elect to purchase any and all of the EDS Equipment then located at the Kellwood location(s) from EDS "WHERE IS" and "AS IS" [confidential treatment requested]. Such right to purchase will expire (a) if it is not exercised by Kellwood or (b) if full payment is not received by EDS, in either case, prior to the date of expiration or termination of this Agreement. EDS will execute a bill of sale in a form reasonably satisfactory to the parties in connection with such purchase. Kellwood will expressly assume any ad valorem property and other taxes and expenses that may be assessed or payable against the EDS Equipment after title passes to Kellwood. Any item of EDS Equipment not purchased by Kellwood pursuant to this Section will be returned to EDS in substantially the same condition it was in when initially provided to Kellwood, reasonable wear and tear excepted.

5.7   Kellwood Maintenance Agreements.  Kellwood will retain all of
      -------------------------------
      Kellwood's right, title and interest in and to the agreements listed in
      Schedule 5.7 (the "Kellwood Maintenance Agreements") relating to the
      ------------
      maintenance of Kellwood-Owned Equipment and Kellwood-Leased Equipment.
      EDS will manage the administration of the Kellwood Maintenance Agreements. Kellwood represents and warrants to EDS that, as of the Effective Date,
      (i) it is not (and, to its knowledge, the provider of the maintenance services is not) in default in any material respect under any of the Kellwood Maintenance Agreements and (ii) it will deliver to EDS full and complete copies of the Kellwood Maintenance Agreements (including any amendments thereto) prior to the Effective Date.

5.8   Further Assurances.  Kellwood and EDS agree to execute and deliver
      ------------------
      such other instruments and documents as either party reasonably requests to evidence or effect the transactions contemplated by this Article. Upon EDS' request and at EDS' expense, Kellwood agrees to execute UCC-1 filing statements for EDS Equipment, solely for notice purposes.


                       ARTICLE VI.  SOFTWARE

6.1   Kellwood Software.  Kellwood Software will remain Kellwood's property
      -----------------
      and a Kellwood Retained Expense, and EDS will have no ownership interests or other rights in the Kellwood Software, except as provided in this Section. Kellwood grants to EDS the right to Access Kellwood Software to provide the Services, without charge to EDS, and will pay all costs and expenses associated with obtaining that right. The Kellwood Software will be made available to EDS in such form and on such media as EDS may reasonably request, together with existing documentation and other materials.

6.2   Kellwood-Vendor Software.  On or before the date EDS will begin to
      ------------------------
      access such Software, Kellwood will obtain all consents necessary to permit EDS to Access the Kellwood-Vendor Software, in writing, and will pay all costs and expenses associated therewith, if any. Kellwood will provide written evidence of such

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      consents to EDS upon EDS' request.  The Kellwood-Vendor Software will be made available to EDS in such form and on such media as EDS may reasonably request, together with appropriate documentation and other materials. Kellwood-Vendor Software is a Kellwood Retained Expense, and during the term of this Agreement, Kellwood will pay all required license, installation, maintenance and upgrade fees with respect to the Kellwood-Vendor Software. Nothing contained in this Agreement will require either party to violate the proprietary rights of any third-party in any Software.

6.3   EDS Software.  Software proprietary to EDS which EDS may bring to
      ------------
      Kellwood as EDS Software will remain EDS' property and Kellwood will have no rights or interests in that EDS Software except that if Kellwood requests in writing at least six months prior to the Expiration Date, and Kellwood agrees [confidential treatment requested], EDS shall grant to Kellwood a perpetual, nontransferable, nonexclusive license to use, after the Expiration Date, any application software programs (including existing documentation and source code required for maintenance) of any EDS Software then being used by EDS in rendering services to Kellwood (for purposes of this Section, the "Licensed EDS Programs"), subject to Kellwood and EDS entering into an agreement, in form and substance reasonably satisfactory to EDS and Kellwood, containing such terms and conditions as may be appropriate including, without limitation, the following terms and conditions to protect the confidentiality of the Licensed EDS Programs:

      (a)   Operators.  Except with the prior written consent of EDS, which
            ---------
            consent will not be unreasonably withheld, or to the extent required by natural disaster or similar emergency, the Licensed EDS Programs will not be operated, directly or indirectly, (i) by persons other than bona fide employees of Kellwood, or (ii) on equipment that is not under the control of Kellwood. In the event Kellwood enters into an agreement with a third-party service provider for provision of services which require Access to the Licensed Programs, EDS will consent to Access for that provider to perform services for Kellwood upon that third-party service provider's executing with EDS a non-disclosure and non-compete agreement satisfactory to EDS.

      (b)   Kellwood Work.  Except with the prior written consent of EDS,
            -------------
            which consent will not be unreasonably withheld, only Kellwood work will be processed utilizing the Licensed EDS Programs. EDS understands that Kellwood desires to communicate electronically with vendors, customers and business partners and that such communication may involve EDS Software and Licensed EDS Programs. EDS and Kellwood will develop terms and conditions upon which such vendors, customers and business partners will be provided Access to EDS Software during the term of this Agreement and, upon expiration or termination of this Agreement, to Licensed EDS Programs. All Kellwood vendors, customers and business partners will have to execute such terms and conditions prior to being provided Access to EDS Software or Licensed EDS Programs. When those terms and conditions are developed, a copy will be attached to this Agreement as Schedule 6.3, ("Third-Party Access to EDS
                                 ------------
            Software or Licensed EDS Programs").

      (c)   Confidentiality.  Kellwood will keep the Licensed EDS Programs
            ---------------
            confidential, will not at any time allow the Licensed EDS Programs, or any of their various components or any modifications, to be disclosed to any party, or sold, licensed, assigned, leased or commercially exploited or marketed in any way, with or without charge, by Kellwood or its employees or agents and, except to the extent required for normal operation of the Licensed EDS Programs as permitted by this Agreement in the day to day business operations of Kellwood, Kellwood will not permit the Licensed EDS Programs to be copied or reproduced, in whole or in part, by any party at any time.

      (d)   Irreparable Harm.  Kellwood acknowledges that the Licensed EDS
            ----------------
            Programs are the valuable property of EDS, that violation in any material respect of any provision of the terms of this Agreement would cause EDS irreparable injury for which it would have no adequate remedy at law and that EDS shall be entitled to preliminary and other injunctive relief against any such violation.

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            Such injunctive relief shall be in addition to, and in no way in limitation of, any and all other remedies or rights which EDS shall have at law or in equity.

      Kellwood understands that any such Licensed EDS Program will be provided to Kellwood upon expiration of this Agreement "WHERE IS" and "AS IS" without ongoing software support or maintenance.

      If Kellwood desires EDS to grant use of any EDS Software during the term of this Agreement to process data for one or more of its vendors, customers or business partners, EDS will estimate the impact of such processing upon the then-current Kellwood environment. This estimate and due diligence will involve determination of capacity demand, resource level requirements, and impact on EDS' ability to provide Services to Kellwood as required under this Agreement. If due diligence pursuant to a Kellwood request for EDS' consent to processing data for a Kellwood vendor, customer or business partner indicates that additional capacity or resources will be required to support such processing, EDS will provide written consent contingent upon [confidential treatment requested].

6.4   EDS-Vendor Software.  EDS will obtain all consents necessary to permit
      -------------------
      EDS and Kellwood to Access the EDS-Vendor Software during the term of this Agreement and will pay all costs and expenses associated therewith. During the term of this Agreement, EDS will pay all required license, installation, maintenance and upgrade fees with respect to the EDS-Vendor Software.

6.5   EDS Development Tools.  EDS will retain all right, title and interest
      ---------------------
      in and to any and all Software, software development tools, know how, methodologies, processes, technologies or algorithms used in providing the Services and the Additional Services which are based upon trade secrets or proprietary information of EDS or are otherwise owned or licensed by EDS.

6.6   Software Development Services.  If at any time during the term of this
      -----------------------------
      Agreement, Kellwood requests, or EDS proposes and Kellwood agrees, that EDS develop Software to be used in Kellwood's business, or that EDS upgrades or enhances any existing Kellwood Software, EDS Software, Kellwood-Vendor Software or EDS-Vendor Software, or that EDS implements any third-party software applications, then the parties will use the then-current EDS methodology and procedures unless otherwise agreed in the particular Task Order. Kellwood acknowledges that the obligations of EDS to perform the development, modifications and enhancements will be dependent upon Kellwood's performance of those obligations described in this Section and in the applicable Task Order. From time to time as may be necessary, Kellwood will provide EDS with access to those employees and customers of Kellwood, including management personnel and Software users, from whom EDS requires information.

      (a)   Approval Procedures.
            -------------------

            (i)   For Phases other than the Testing Phase.  A joint EDS and
                  ---------------------------------------
                  Kellwood team will be created for each project. That joint team will develop a project plan requiring key checkpoints. Once the joint team has reached concurrence as to each checkpoint, the team will present that portion of the project to Kellwood for approval. To the extent that any portion of any phase (other than the testing phase) of the then-current EDS methodology or a particular project plan requires approval by Kellwood beyond the project team level, EDS will at the time of delivery of such portion state in writing a reasonable period of time (in no case to be less than 10 business days) (the "Review Period") within which such portion shall be approved by Kellwood or rejected, in writing. If Kellwood does not reject or approve in writing within the Review Period, the deliverable or product in question shall be deemed approved, unless Kellwood and EDS have agreed in advance that a software development service is a major project and will require actual written approval by Kellwood. If any deliverable or product is rejected, Kellwood shall state in writing the specific reasons for rejection, and EDS shall make the appropriate changes and redeliver the revised deliverable or product, again stating in writing the appropriate Review Period, which may in many instances be a shorter period of time than was designated as the initial Review Period. Work on any subsequent phase will not commence until the deliverables for the prior phase have been approved in writing or deemed approved.

            (ii)  For the Testing Phase.  On completion of the testing phase
                  ---------------------
                  of the then-current EDS methodology and within ten working days thereafter (or such other period as the parties may agree), Kellwood will:

                        (A) accept the Developed Software by providing EDS with written notice of such acceptance, if the Developed Software substantially conforms to the testing requirements, or

                        (B) reject the Developed Software, if the Developed Software does not substantially conform to the testing requirements, by providing EDS with written notice of such rejection which specifies the manner in which Kellwood believes that the Developed Software does not conform.

      (b)   Warranty to Conform to Business and Technical Design Document.
            -------------------------------------------------------------
            EDS warrants that the portions of the Developed Software developed by EDS will substantially conform to the business and technical design document [confidential treatment requested]of that Developed Software. Kellwood and EDS will identify any Developed Software that will not be utilized in a production environment during [confidential treatment requested] following its implementation and will agree upon a reasonable start date for [confidential treatment requested].

            (i)   Remedy.  The parties expressly acknowledge and agree that
                  ------
                  notwithstanding anything to the contrary in this Agreement, Kellwood's sole and exclusive remedy for any breach of the warranty set forth in this Section will be the correction by EDS of any defects of the Developed Software that cause it not to substantially conform to the applicable business and technical design document or, at EDS' sole discretion, the refund by EDS to Kellwood of the charges paid for its development. [confidential treatment requested] EDS will provide, at no charge to Kellwood, such corrections to the Developed Software as may be necessary to make it substantially conform to the Business and Technical Design Document, provided that Kellwood provides, or causes to be provided to EDS, (i) access, in a timely manner, to the Developed Software and associated equipment necessary for EDS to complete such work and (ii) the information specified in this Section. Kellwood will notify EDS in writing of any defects in the Developed Software that cause it not to substantially conform to the applicable business and technical design document and will provide EDS with adequate information to identify the circumstances in which such nonconformance is discovered. EDS will correct such nonconformance and furnish Kellwood with revised or updated Developed Software documentation reflecting any corrections made to the Developed Software pursuant to this Section.

            (ii)  Exceptions.  Should Kellwood or any party other than EDS
                  ----------
                  or its agents perform maintenance on, or make any modifications or enhancements to, the Developed Software, the warranty described in this Section will automatically be void. If the nonconformance arises as a result of Kellwood's act or omission or the malfunction of any equipment, Kellwood-supplied Software or third-party software, EDS will be entitled to compensation based upon EDS' then-standard commercial rates for all efforts by EDS to diagnose and repair any such non-conformance.

6.7   Developed Software.  "Developed Software" means all Software developed
      ------------------
      by EDS, EDS agents or EDS subcontractors pursuant to this Agreement.

      (a)   Developed Software [confidential treatment requested].  Prior to
            -----------------------------------------------------
            commencement of developing any Developed Software, Kellwood and EDS will execute a Change Request (ref. Section 8.3) or Task Order (ref. Section 3.2), as appropriate, [confidential treatment requested].

      (b)   Grant of License.  As to Developed Software [confidential
            ----------------
            treatment requested], EDS will grant to Kellwood an irrevocable, perpetual, world-wide, royalty-free, nonexclusive license to both object code and source code of the Developed Software, effective as of the date of its implementation; provided, however, that except with the prior written consent of EDS, which consent will not be unreasonably withheld, or to the extent required by natural disaster or similar emergency, the Developed Software will not be operated, directly or indirectly, (i) by persons other than bona fide employees of Kellwood, or (ii) on equipment that is not under the control of Kellwood. In the event Kellwood enters into an agreement with a third-party service provider for provision of services which require Access to the Developed Software, EDS will consent to Access for that provider to perform services for Kellwood upon that third-party service provider's executing with EDS a non-disclosure and non-compete agreement satisfactory to EDS. Kellwood agrees that, except with the prior written consent of EDS as described in sub-Section 6.7(c), only Kellwood work shall be processed utilizing Developed Software. Kellwood agrees that it will keep the Developed Software confidential, will not at any time allow the Developed Software, or any of the various components thereof or any modifications thereto, to be disclosed to any party, or to be sold, licensed, assigned, leased or commercially exploited or marketed in any way, with or without charge, by Kellwood or its employees or agents and, except to the extent required for normal operation of the Developed Software as permitted in this Agreement in the day to day business operations of Kellwood, will not permit the Developed Software to be copied or reproduced, in whole or in part, by any party at any time.

      (c)   Use of Kellwood License to Process Data for Kellwood Vendor,
            -----------------------------------------------------------
            Customer or Business Partner.  If Kellwood desires to use the
            ----------------------------
            license granted in sub-Section 6.7(b) to process data for one or more of its vendors, customers or business partners, EDS will estimate the impact of such processing upon the then-current Kellwood environment. This estimate and due diligence will involve determination of capacity demand, resource level requirements, and impact on EDS' ability to provide Services to Kellwood as required under this Agreement. If due diligence pursuant to a Kellwood request for EDS' consent to processing data for a Kellwood vendor, customer or business partner indicates that additional capacity or resources will be required to support such processing, EDS will provide written consent contingent upon Kellwood and EDS carrying out Additional Services to support such processing.

      (d)   EDS' Provision of Services.  If Kellwood's processing of its
            --------------------------
            vendors', customers' or business partners' data, whether using Developed Software or Kellwood Software, substantially interferes with EDS' ability to provide Services, the consequences of that interference on EDS performance will not be a cause for termination of this Agreement.

6.8   Residual Knowledge and Independent Development.  Notwithstanding
      ----------------------------------------------
      anything in this Agreement to the contrary, either party shall be free to use the ideas, concepts, or know-how developed by it during the performance of Services that are in non-tangible form and may be retained by its employees. Each party retains all right, title and interest in and to any and all Software, software development tools, know how, methodologies, processes, technologies or algorithms used to perform under this Agreement which are based upon its trade secrets or its proprietary information or otherwise owned or licensed by it. Notwithstanding anything in this Agreement to the contrary, either party may acquire, license, market, distribute, develop for itself or others, or have others develop for it, similar technology performing the same or similar functions as the technology contemplated by this Agreement.


           ARTICLE VII.  CONFIDENTIALITY, SECURITY AND AUDIT RIGHTS

7.1   Kellwood's Data.  Information relating to Kellwood or its customers
      ---------------
      contained in Kellwood's data files ("Kellwood's Data") is the exclusive property of Kellwood. EDS is authorized to have access to and make use of Kellwood's Data as appropriate for the performance by EDS of its obligations under this Agreement. Upon the termination or expiration of this Agreement, EDS will return to Kellwood all of Kellwood's Data in EDS' then existing machine-readable format and media. Kellwood will provide written instruction to EDS as to disposition of that data. EDS will not use Kellwood's Data for any purpose other than providing the Services or Additional Services.

7.2   Facilities Security.  EDS will comply with the written security
      -------------------
      procedures that are in effect at the Kellwood premises on the Effective Date. EDS will also institute such additional security procedures at the Kellwood premises as Kellwood reasonably requests as an Additional Service. Kellwood will provide all necessary security personnel and related equipment at the Kellwood premises. Except (a) as is necessary in the conduct of Kellwood's business, including Kellwood's compliance hereunder, and (b) as is necessary to comply with the rights of third parties, without the prior consent of EDS no employee, agent, contractor or invitee of Kellwood will operate or assist in operating equipment or Software to be used by EDS under this Agreement or enter any room where any such equipment or Software is located.

7.3   Audit Rights.  EDS will provide Kellwood auditors and inspectors that
      ------------
      Kellwood designates in writing with access to Kellwood facilities where EDS is performing Services, including but not limited to the corporate data center, for the purpose of performing audits or inspections of Kellwood's business. EDS will provide reasonable assistance of a routine nature to such auditors and inspectors, and EDS will provide additional assistance as an Additional Service.


                     ARTICLE VIII.  PAYMENTS TO EDS

8.1   Charges for Services.
      --------------------

      (a)   Base Services and the IBS Program for Change.  In consideration
            --------------------------------------------
            for the performance by EDS of the Base Services and the IBS Program for Change described in the SOW, Kellwood will make payments to EDS as set forth in Schedule 8.1(a), "Estimated
                                            ---------------
            Monthly Charges."  Each such payment will be a "Monthly Charge."

      (b)   Shared Savings.  EDS is investing in this relationship with
            --------------
            Kellwood by providing its resources and the resources of its subsidiary A.T. Kearney in performing Services for the Supplier Management and the Warehousing/Distribution/Logistics Programs for Change. EDS is risking compensation for those Services upon Kellwood's achieving and sharing savings as described in this sub-Section. For purposes of this Agreement:

      * "FY" means the 52-week fiscal year used to report Kellwood's annual financial results ending April 30.

      * "FY 1" means that partial fiscal year from the Effective Date through April 30, 1997.
            *     "FY 2" means May 1, 1997 through April 30, 1998.
            *     "FY 3" means May 1, 1998 through April 30, 1999.

            (i)   Realized Savings.  Kellwood and EDS will measure realized
                  ----------------
                  savings [confidential treatment requested] in the areas of
                  (i) supplier management, (ii)
                  warehousing/distribution/logistics, and (iii) [confidential treatment requested] (the "Realized Savings"). Realized Savings are actual savings achieved after the Effective Date. [confidential treatment requested]. Realized Savings will be calculated monthly and paid out on the 30th of each May, August, November and February [confidential treatment requested]. It is the intention of the parties that Realized Savings be paid out as follows.

            (ii)  Savings Realized During FYs 1, 2 and 3.  [confidential
                  --------------------------------------
                  treatment requested]. Thereafter through FY 3, Kellwood and EDS will share as follows:

                  [confidential treatment requested]        [confidential treatment requested]
                  In excess of:     Up to:                  To Kellwood       To EDS
                  ------------      -----                   -----------       ------
                  $[confidential treatment requested]       [confidential treatment requested]
                  $[confidential treatment requested]       [confidential treatment requested]
                  $[confidential treatment requested]       [confidential treatment requested]

            (iv) [confidential treatment requested]. The monthly amount [confidential treatment requested] during the remaining term of the Agreement in [confidential treatment requested] will be determined by [confidential treatment requested] the cumulative Realized Savings for FYs 1, 2 and 3 as follows:

                  The monthly charge, if any, will be based on [confidential treatment requested]:

                  [confidential treatment requested]        [confidential treatment requested]
                        (in Millions)
                  $[confidential treatment requested]       [confidential treatment requested]
                  $[confidential treatment requested]       [confidential treatment requested]
                  $[confidential treatment requested]       [confidential treatment requested]

                  If [confidential treatment requested], then, contingent upon EDS continuing to provide Services under this Agreement, beginning with May, 1999, each month during the term Kellwood will pay EDS an amount equal to [confidential treatment requested].

            (v)   Measurement of Savings.  For effective measurement of
                  ----------------------
                  savings in the area of supplier management, Kellwood and EDS will:
                  [confidential treatment requested], and
                  Establish a firm date as the starting point for the initiative, represented by [confidential treatment requested], and count all improvements after that date as a result of the sourcing effort.
                  For measurement in the areas of
                  warehousing/distribution/logistics and [confidential treatment requested], Kellwood and EDS will [confidential treatment requested] on an ongoing basis.

            (vi)  Commitment.  As set forth in Section 4.2, Kellwood will
                  ----------
                  establish measures which will be carefully designed to reinforce desired outcomes, to help ensure that the Kellwood organization focuses on and achieves results associated with the services described in this Agreement.

8.2   Charges for Additional Services.  Charges for Additional Services will
      -------------------------------
      be as set forth in the applicable Task Order.

8.3   Change Requests.  [confidential treatment requested] and will be
      ---------------
      addressed in change orders using a mutually agreeable change control process, [confidential treatment requested].

8.4   Reimbursable Expenses.  Travel expenses incurred by EDS in support of
      ---------------------
      [confidential treatment requested]. Kellwood will pay, or reimburse EDS for, [confidential treatment requested] expenses incurred by EDS with Kellwood's specific approval.

8.5   Cost of Living Adjustment.
      -------------------------

      (a)   Adjustment.  "CPI" means the Consumer Price Index for all Urban
            ----------
            Consumers, U.S. City Average, for All Items (1982-84 = 100), as published in the Bureau of Labor Statistics of the Department of Labor. [confidential treatment requested] The CPI as of the [confidential treatment requested] anniversary of the Effective Date, July 1, [confidential treatment requested], will be the "Initial Base Index." If the CPI shall on the [confidential treatment requested] anniversary or any subsequent anniversary of the Effective Date (each, a "Current Index") be higher than the Initial Base Index or the highest CPI at any previous anniversary of the Effective Date after July 1, [confidential treatment requested] (such highest CPI, the "Base Index"), then, effective as of such anniversary, [confidential treatment requested] under this Agreement attributable to the period following such anniversary date [confidential treatment requested], as previously adjusted pursuant to this Section, shall be increased [confidential treatment requested] that the Current Index increased from the Base Index. If on the third or any subsequent anniversary of the Effective Date the Current Index shall exceed the Base Index by greater than [confidential treatment requested] percentage points, then Kellwood and EDS will agree upon a reasonable resolution with regard to the percentage point(s) by which the increase exceeded [confidential treatment requested] percentage points.

      (b)   Change of Index.  In the event that the Bureau of Labor
            ---------------
            Statistics should stop publishing the CPI or should substantially change the content or format thereof, EDS and Kellwood shall substitute therefor another comparable measure published by a mutually acceptable source; provided, however, that if such change is merely to redefine the base year for the CPI from 1982-84 to some other year, the parties shall continue to use the CPI but shall, if necessary, convert either the Base Index or the Current
            Index to the same basis as the other by multiplying such index by the appropriate conversion factor.

8.6   Time of Payment.  Any sum due EDS under this Agreement or which a time
      ---------------
      for payment is not otherwise specified will be due and payable 30 days from the EDS invoice date. Any sum due EDS under this Agreement that is not paid when due shall bear interest from its due date until paid at the lesser of (a) [confidential treatment requested] percent per annum more than the prime rate established from time to time by Citibank, New York N.A., or (b) the maximum rate of interest allowed by applicable law.

8.7   Taxes.  Kellwood will be responsible for payment of taxes on services
      -----
      under this Agreement, and if those taxes are paid by EDS, Kellwood shall pay to EDS, amounts equal to any taxes, however designated or levied, based upon EDS' charges, or upon this Agreement or the Software, services or items provided under this Agreement by EDS, or their use, including state and local sales, use, privilege or excise taxes based on gross revenue, and any taxes or amounts in lieu thereof paid or payable by EDS in respect of the foregoing, exclusive, however, of franchise taxes and taxes based on net income of EDS.

8.8   Verification of Costs.  The terms set forth in this Agreement are
      ---------------------
      based upon information furnished by Kellwood to EDS. Kellwood believes that such information is accurate and complete. However, if any such information should prove to be inaccurate or incomplete in any material respect, EDS and Kellwood will make appropriate adjustments to the provisions hereof including without limitation the charges for Services provided by EDS.

                     ARTICLE IX.  DISPUTE RESOLUTION

9.1   Annual Quality Review.  At least annually, EDS and Kellwood will meet
      ---------------------
      to review the performance of their obligations under this Agreement.

9.2   Performance Review.  During the course of the long-term relationship
      ------------------
      provided for in this Agreement, disputes, controversies or claims may arise between the parties. The parties intend that the EDS Relationship Executive and the Kellwood Representative resolve a dispute, controversy or claim. In addition, to minimize the expense to and impact on each party of formally resolving such disputes, controversies and claims, the Executive Steering Committee will meet regularly to review the performance of each party of its obligations under this Agreement. If the parties are unable to resolve a dispute, controversy or claim through this process, then upon the written request of either party, each party will appoint an officer whose task it will be to meet for the purpose of resolving the dispute, controversy or claim. Such officers will discuss the dispute, controversy or claim and negotiate a resolution in good faith, without the necessity of any formal proceeding relating thereto. No formal proceedings for the resolution of such dispute, controversy or claim may be commenced until either or both of the appointed officers conclude in good faith that amicable resolution through continued negotiation of the matter is not likely. Except where clearly prevented by the area in dispute, both parties agree to continue performing their respective obligations under this Agreement while the dispute is being resolved unless and until such obligations are terminated or expire in accordance with the provisions of this Agreement.

9.3   Arbitration.
      -----------

      (a)   Procedures.  Any dispute, controversy or claim arising out of or
            ----------
            related to this Agreement, or the creation, validity, interpretation, breach or termination of this Agreement, that the parties are unable to resolve through informal discussions or negotiations pursuant to Section 9.2 will be submitted to binding arbitration using the following procedure:

            (i) The arbitration will be held in St. Louis (if initiated by Kellwood) or Dallas (if initiated by EDS) before a panel of three arbitrators. Either party may demand arbitration in writing, by serving on the other party a statement of the dispute, controversy or claim, and the facts relating or giving rise thereto, in reasonable detail, and the name of the arbitrator selected by it.

            (ii) Within 30 days after such demand, the other party will name its arbitrator, and the two arbitrators named by the parties will, within 60 days after such demand, select the third arbitrator.

            (iii) The arbitration will be governed by the Commercial
                  Arbitration Rules of the American Arbitration Association (the "AAA"), except as expressly provided in this Section. However, the arbitration will be administered by any organization mutually agreed upon by the parties. If the parties are unable to agree upon the organization to administer the arbitration, it will be administered by the AAA. The arbitrators may not amend or disregard any provision of this Section.

            (iv) The arbitrators will allow such discovery as is appropriate to the purposes of arbitration in accomplishing fair, speedy and cost effective resolution of disputes. The arbitrators will reference the rules of evidence of the Federal Rules of Civil Procedure then in effect in setting the scope and direction of such discovery. The arbitrators will not be required to make findings of fact or render opinions of law.

            (v) The decision of and award rendered by the arbitrators will be final and binding on the parties. Judgment on the award may be entered in and enforced by any court of competent jurisdiction.

      (b)   Enforcement.  Other than those matters involving injunctive
            -----------
            relief as a remedy, or any action necessary to enforce the award of the arbitrators, the provisions of this Section are a complete defense to any suit, action or other proceeding instituted in any court or before any administrative tribunal with respect to any dispute, controversy or claim arising out of or related to this Agreement or the creation, validity, interpretation, breach or termination of this Agreement. The provisions of this Section will survive the expiration or termination of this Agreement for any reason. Nothing in this Section prevents the parties from exercising the termination rights set forth in this Agreement.

      (c)   Services during Arbitration.  Unless EDS is bringing an action
            ---------------------------
            under this Section for nonpayment by Company, EDS will continue to provide the Services, and Company shall continue to make payments to EDS, in accordance with this Agreement during the arbitration proceedings.

9.4   Performance During Negotiations or Arbitration.  Where there is a
      ----------------------------------------------
      dispute between the parties which is the subject of negotiations as contemplated by Section 9.2 or is the subject of arbitration proceedings as contemplated by Section 9.3, both parties shall continue to perform their obligations under this Agreement during such negotiations or arbitration proceedings.

9.5   Escrow of Disputed Payments.  In accordance with Section 9.4 Kellwood
     ----------------------------
      will continue to pay EDS all undisputed sums during negotiations or arbitration. Any fees, charges or other amounts which are the subject of any dispute between Kellwood and EDS shall be deposited by the party owing such amounts into an escrow account at a bank reasonably acceptable to Kellwood and EDS pending resolution of the underlying dispute with interest to accrue on the corpus and to be allocated to the party or parties ultimately entitled to all or any part of the corpus.


                         ARTICLE X.  TERMINATION

10.1  Termination for Cause.  If either party materially defaults in the
      ---------------------
      performance of any of its obligations (except for a default by Kellwood in its obligation to pay EDS) under this Agreement, which default shall not be substantially cured within [confidential treatment requested] days after written notice is given to the defaulting party specifying the default, or, with respect to any default which cannot reasonably be cured within [confidential treatment requested] days, if the defaulting party fails to proceed within [confidential treatment requested] days to commence curing said default and thereafter to proceed with all due diligence to substantially cure that default, then the party not in default, by giving written notice to the defaulting party, may terminate this Agreement as of a date specified in the notice of termination.

10.2  Termination for Nonpayment.  If Kellwood defaults in the payment when
      --------------------------
      due of any undisputed amount due to EDS and does not cure such default within [confidential treatment requested] days after being given written notice of such default, then EDS, by giving written notice thereof to Kellwood, may terminate this Agreement as of a date specified in such notice of termination.

10.3  Termination for Insolvency.  Subject to the provisions of Title 11,
      --------------------------
      United States Code, if either party becomes or is declared insolvent or bankrupt, is the subject of any proceedings relating to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, makes an assignment for the benefit of all or substantially all of its creditors, or enters into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations, then the other party, by giving written notice to such party, may terminate this Agreement as of a date specified in such notice of termination.

10.4  Exit Transition Services.
      ------------------------

      (a)   Services.  In connection with the termination of this Agreement
            --------
            at the Expiration Date or by Kellwood pursuant to Section 10.1 or 10.3, EDS will comply with Kellwood's reasonable directions to cause the orderly transition and migration to Kellwood from EDS of all Services and Additional Services then being performed by EDS (the "Exit Transition"). Kellwood, its employees, and agents will cooperate in good faith with EDS in connection with EDS' obligations under this Section and Kellwood will perform its obligations under the Transition Plan (as defined below).

            (i) EDS and Kellwood will work together to develop a transition plan (the "Transition Plan") setting forth the respective tasks to be accomplished by each party in connection with the orderly transition and a schedule pursuant to which the tasks are to be completed.

            (ii) EDS will determine with Kellwood the level of training appropriate for Kellwood employees who will be assuming responsibility for operation of the Software following the Exit Transition and [confidential treatment requested].

            (iii) Kellwood will have the right to [confidential treatment requested]. With EDS' consent Kellwood will have the right to [confidential treatment requested] on the date of termination.

            To the extent EDS can accomplish the Exit Transition services with its resources at Kellwood facilities as of the date of expiration or termination, there will be no additional charge to Kellwood. If additional resources are required to provide the Exit Transition services, EDS will provide those services at then-current commercial rates.

      (b)   Continued Payment of Charges.  For so long as this Agreement
            ----------------------------
            remains in effect and during the Exit Transition, Kellwood will pay EDS the charges set forth in Article VIII and elsewhere in this Agreement.


               ARTICLE XI. WARRANTIES, INDEMNITIES AND LIABILITY

11.1  Warranty and Disclaimer
      -----------------------

      (a) In all cases where EDS has not committed to a specific performance standard, EDS will provide the Services in accordance with industry practices and standards generally applicable for such Services at the time the Services are rendered.

      (b) While EDS is primarily providing services to Kellwood under this Agreement, EDS may from time to time provide certain hardware, Software and other items as an incidental part of the Services. With the exception of manufacturers' or licensors' warranties which EDS is able to pass through for Kellwood's benefit, such hardware, Software and other items are provided on an "AS IS" basis without warranty. In all cases where EDS has not committed to a specific performance standard, EDS will use reasonable care in providing services.

      (c) EXCEPT AS SPECIFICALLY STATED IN THIS AGREEMENT, EDS MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING ANY MATTER, INCLUDING THE MERCHANTABILITY, SUITABILITY, ORIGINALITY, FITNESS FOR A PARTICULAR USE OR PURPOSE, OR RESULTS TO BE DERIVED FROM THE USE OF ANY HARDWARE, SOFTWARE OR OTHER ITEMS PROVIDED UNDER THIS AGREEMENT.

11.2  Cross Indemnification.
      ---------------------

      (a) EDS and KELLWOOD each shall be responsible for damages to their respective tangible personal or real property (whether owned or leased), and each party agrees to look only to its own insuring arrangement (if any) with respect to such damages, unless such damages have been caused by the reckless misconduct of the other party.


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

      (b) EDS and KELLWOOD each shall be responsible for claims for the death of or personal injury to any person (including any employee of either party), and claims for damages to any third party's tangible personal or real property (whether owned or leased), in accordance with the common law of the jurisdiction in which such claim occurred. Each party shall indemnify, defend and hold harmless the other party from any and all claims, actions, damages, liabilities, costs and expenses, including without limitation, reasonable attorneys' fees and expenses, arising out of claims for which the indemnitor is responsible under the preceding sentence.

11.3  Infringement Indemnity.  For purposes of this Section, "Licensed
      ----------------------
      Program" means the Software that one party ("Indemnitor") licenses to the other party ("Indemnitee") or to which Indemnitor provides Indemnitee Access. Each party will defend any action brought or threatened against the other party to the extent that such action is based on a claim that a Licensed Program, used within the scope of the rights granted in this Agreement, (i) infringes a copyright enforceable in the United States, (ii) infringes a United States patent, or (iii) constitutes misappropriation or unlawful disclosure or use of another party's trade secret under United States law. Indemnitor will bear the expense of such defense and pay any damages and attorneys' fees finally awarded by a court of competent jurisdiction which are attributable to such claim, provided that Indemnitee notifies Indemnitor promptly in writing of the claim and that Indemnitee allows Indemnitor to fully direct the defense or settlement of such claim. Indemnitor shall not be responsible for any settlement or compromise made without its consent. Should the Licensed Program become, or in Indemnitor's opinion be likely to become, the subject of a claim of infringement of a copyright or patent, Indemnitor will, at its option, attempt to procure for Indemnitee the right to continue using the Licensed Program, or replace or modify the Licensed Program to make its use hereunder non-infringing. If neither option is reasonably available in Indemnitor's judgment, then (i) at Indemnitor's request, Indemnitee shall return the Licensed Program to Indemnitor and (ii) the rights granted to the other party in such Licensed Program hereunder shall terminate. Indemnitor shall have no liability to Indemnitee hereunder if any claim of infringement is based upon the use of the Licensed Program delivered hereunder in connection or in combination with equipment, devices or software not supplied by Indemnitor under this Agreement or used in a manner for which the Licensed Program was not designed. Moreover, Indemnitor shall have no liability if Indemnitee modifies any Licensed Program provided by Indemnitor under this Agreement and such infringement would not have occurred but for such modification, or uses the Licensed Program in the practice of a patented process and there would be no infringement in the absence of such practice, or such claim arises out of Indemnitor's compliance with specifications provided by Indemnitee to Indemnitor and such infringement would not have occurred but for such compliance. This Section states Indemnitor's entire obligation to Indemnitee regarding infringement.

11.4  Indemnification of EDS for Certain Third-Party Claims.  Without
      -----------------------------------------------------
      limiting EDS' liability to Kellwood for nonperformance under this Agreement, each of the parties acknowledge and agree that by entering into and performing its obligations under this Agreement, EDS will not assume and should not be exposed to the business and operational risks associated with Kellwood's business. Therefore Kellwood agrees to indemnify, defend and hold EDS harmless, from any and all damages, liabilities, costs, and expenses, including without limitation, reasonable attorneys' fees and expenses, arising out of, under or in connection with any claim, demand, charge, action, cause of action or other proceeding relating to Kellwood's conduct of Kellwood's business, including without limitation, the acquisition and use by Kellwood of the products, Services and Additional Services to be provided by EDS under this Agreement.

11.5  Indemnification Procedures.
      --------------------------

      (a)   Notice and Control.  The indemnification obligations set forth
            ------------------
            in this Article shall not apply unless the party claiming indemnification:

            (i) Notifies the other promptly of any matters in respect of which the indemnity may apply and of which the notifying party has knowledge, in order to allow the indemnitor the opportunity to investigate and defend the matter; provided that, the failure to so notify shall only relieve the indemnitor of its obligations under this Article if and to the extent that the indemnitor is prejudiced thereby; and


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

            (ii) Gives the other party full opportunity to control the response thereto and the defense thereof, including, without limitation, any agreement relating to the settlement thereof; provided that, the indemnitee will have the right to participate in any legal proceeding to contest and defend a claim for indemnification involving a third-party and to be represented by legal counsel of its choosing, all at the indemnitee's cost and expense.

      (b)   Settlement.  The indemnitor shall not be responsible for any
            ----------
            settlement or compromise made without its consent. The indemnitee agrees to cooperate in good faith with the indemnitor at the request and expense of the indemnitor.

11.6  Limitation of Liability.  In the event EDS shall be held liable to
      -----------------------
      Kellwood, for any matter arising out of, under, or in connection with this Agreement, whether based on an action or claim in contract, equity, negligence, tortuous misconduct or otherwise, the amount of damages recoverable against EDS for all events, acts or omissions shall not exceed in the aggregate [confidential treatment requested] (i) [confidential treatment requested] or (ii) the total amount of the charges paid by Kellwood to EDS under this Agreement (excluding payments for taxes or reimbursable expenses) during the [confidential treatment requested] during Which payments were made immediately preceding the date the first such claim or action arose. In no event will the measure of damages payable by EDS include, nor will EDS be liable for, any amounts for loss of income, profit or savings or indirect, incidental, consequential, or punitive damages of any party, including third parties. The provisions of this Section will survive the term or termination of this Agreement for any reason.

11.7  Contractual Statute of Limitations.  No claim and demand for
      ----------------------------------
      arbitration or cause of action which arose out of an event or events which occurred more than two years prior to the filing of a demand for arbitration or suit alleging a claim or cause of action may be asserted by either party against the other party.

11.8  Acknowledgment.  EDS and Kellwood each acknowledge that the
      --------------
      limitations and exclusions contained in this Article have been the subject of active and complete negotiation between the parties and represent the parties' agreement based upon the level of risk to EDS and Kellwood associated with their respective obligations under this Agreement and the payments to be made to EDS under this Agreement.


                      ARTICLE XII.  MISCELLANEOUS

12.1  Right of EDS to Engage in Other Activities.  Nothing in this Agreement
      ------------------------------------------
      will impair EDS' right to acquire, license, market, distribute, develop for itself or others or have others develop for EDS similar technology performing the same or similar functions as the technology, Services and Additional Services contemplated by this Agreement.

12.2  Binding Nature and Assignment.  This Agreement shall be binding on the
      -----------------------------
      parties hereto and their respective successors and assigns. Neither party may, nor shall have the power to, assign this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, EDS will have the right to subcontract all or any portion of the Services or the Additional Services; provided, however, that no such subcontract will relieve EDS of any of its obligations under this Agreement. Any purported assignment not made in accordance with this Section shall be null and void.

12.3  Notices.   Wherever under this Agreement one party is required or
      -------
      permitted to give written notice to the other, such notice shall be deemed given the third day after its mailing by one party first class mail, postage prepaid, to the other party addressed as follows:

      In the case of EDS:                    with a copy to:
      Electronic Data Systems Corporation    Electronic Data Systems Corporation
      800 Tower Drive, 2nd Floor             5400 Legacy Drive
      Troy, Michigan  48098                  H3-3A-05
      Attention:  Vice-President,            Plano, Texas  75024-3105
      Textile and Apparel Division           Attention:  General Counsel

      In the case of Kellwood:               with a copy to:
      Kellwood Company                       Kellwood Company
      600 Kellwood Parkway                   600 Kellwood Parkway
      Chesterfield, Missouri  63017          Chesterfield, Missouri  63017
      Attention:  President                  Attention:  General Counsel

      Any writing which may be mailed pursuant to the foregoing may also be delivered by hand or sent by telecopier and shall be effective when received by the addressee. Either party may from time to time specify as its address for purposes of this Agreement any other address upon giving ten days prior written notice thereof to the other party.

12.4  Counterparts.  This Agreement may be executed in several counterparts,
      ------------
      all of which taken together shall constitute one single agreement between the parties hereto.

12.5  Headings.  The Article and Section headings and the table of contents
      --------
      used in this Agreement are for reference and convenience only and shall not enter into the interpretation hereof.

12.6  Relationship of Parties.  EDS, in furnishing Services and Additional
      -----------------------
      Services to Kellwood under this Agreement, is acting only as an independent contractor and under no circumstances will EDS be deemed to be in any relationship with Kellwood carrying with it fiduciary or trust responsibilities, whether through partnership or otherwise. EDS does not undertake by this Agreement or otherwise to perform any obligation of Kellwood, whether regulatory or contractual, or to assume any responsibility for Kellwood's business or operations. EDS has the sole right and obligation to supervise, manage, contract, direct, procure, perform or cause to be performed, all work to be performed by EDS under this Agreement unless otherwise provided in this Agreement.

12.7  Force Majeure.  Each party shall be excused from performance under
      -------------
      this Agreement (other than performance of obligations to make payment) for any period and to the extent that it is prevented from performing pursuant hereto, in whole or in part, as a result of delays caused by the other or third parties or an act of God, war, civil disturbance, court order, labor dispute, or other cause beyond its reasonable control, including failures or fluctuations in electrical power, heat, light, air conditioning or telecommunications equipment, and such nonperformance shall not be a default under this Agreement or a ground for termination hereof.

12.8  Severability.  If any term or provision (other than a term or
      ------------
      provision relating to any payment obligation) of this Agreement or the application thereof to any person or circumstances shall, to any extent, be held invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the extent permitted by law.

12.9  Waiver.  No delay or omission by either party hereto to exercise any
      ------
      right or power under this Agreement shall impair such right or power or be construed to be a waiver thereof. A waiver by either of the parties hereto of any of the covenants to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant in this Agreement contained. All


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

      remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity or otherwise.

12.10 Attorneys' Fees.  If any legal action or other proceeding is brought
      ---------------
      for the enforcement of an award under this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

12.11 Media Releases.  All media releases, public announcements and public
      --------------
      disclosures by Kellwood or EDS relating to this Agreement or its subject matter, including without limitation promotional or marketing material (but not including any announcement intended solely for internal distribution at Kellwood or EDS, as the case may be, or any disclosure required by legal, accounting or regulatory requirements beyond the reasonable control of Kellwood or EDS, as the case may be) shall be coordinated with and approved by Kellwood and EDS prior to the release thereof.

12.12 No Third-Party Beneficiary.  Nothing in this Agreement may be relied
      --------------------------
      upon or shall benefit any party other than the parties hereto.

12.13 Compliance with Laws.  Each party will comply with laws applicable to
      --------------------
      its business, including governmental regulations, and will obtain any approvals necessary for performing its obligations under this Agreement.

12.14 Governing Law.  This Agreement is made under and shall be governed by
      -------------
      and construed in accordance with the laws of the State of Texas, without giving effect to principles of conflict of laws.

12.15 Termination of Previous Agreement.  The parties by this reference
      ---------------------------------
      terminate that certain letter dated March 20, 1996 between Kellwood and EDS and supersede its provisions in every respect by this Agreement.

12.16 Entire Agreement.  This Agreement, including any Schedules or Exhibits
      ----------------
      referred to in this Agreement and attached hereto, each of which is incorporated in this Agreement for all purposes, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and there are no representations, understandings or agreements relating to this Agreement which are not fully expressed in this Agreement. No amendment, modification, waiver or discharge hereof shall be valid unless in writing and signed by an authorized representative of the party against which such amendment, modification, waiver or discharge is sought to be enforced.


      IN WITNESS WHEREOF, EDS and Kellwood have each caused this Agreement to be signed and delivered by its duly authorized representative, all as of the Effective Date.


KELLWOOD COMPANY                    ELECTRONIC DATA SYSTEMS
                                    CORPORATION


By:      /s/ Hal J. Upbin                 By:   /s/ Donald L. McClure

Name:    HAL J.UPBIN                      Name: DONALD L. MCCLURE

Title:   PRESIDENT - C.O.O.               Title:      VICE PRESIDENT


                                    20